                                                                     Exhibit 4.5

THIS WARRANT,  AND THE SHARES  ISSUABLE UPON EXERCISE OF THIS WARRANT,  HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT").
THE SECURITIES  REPRESENTED  HEREBY HAVE BEEN ACQUIRED FOR  INVESTMENT  PURPOSES
ONLY AND MAY NOT BE  OFFERED,  SOLD,  PLEDGED OR  OTHERWISE  TRANSFERRED  EXCEPT
PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
ANY  APPLICABLE  STATE  SECURITIES  LAW,  (B) AN  OPINION OF  COUNSEL,  IN FORM,
SUBSTANCE AND SCOPE REASONABLY  ACCEPTABLE TO THE COMPANY,  THAT REGISTRATION IS
NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE  STATE SECURITIES LAW OR
(C) RULE 144 UNDER THE SECURITIES ACT.

                                     WARRANT

                                                               Right to Purchase
                                                  _______ Shares of Common Stock
                                                                $0.003 Par Value

Date:       __________ __, ____

                         QUERYOBJECT SYSTEMS CORPORATION
                          COMMON STOCK PURCHASE WARRANT

            THIS CERTIFIES THAT, for value received,  ______________________  or his  or  its  registered  assigns  ("Holder"),  is  entitled  to  purchase  from
QUERYOBJECT SYSTEMS CORPORATION, a Delaware corporation ("Company"), at any time or from time to time  until  5.00  p.m.,  New York City time on the  "Expiration
Date" (as defined below) (_______) fully paid and  non-assessable  shares of the
Company's  common  stock,  par value  $0.003 per share  ("Common  Stock").  Each
Warrant  entitles the holder to purchase one share of common stock commencing on
February 7, 2001 ("First Closing") until the five year anniversary  thereof, for an initial  exercise  price equal to $0.485  ($0.125  above the average  closing price of the shares of Common Stock for the five consecutive  trading days ended two business days prior to the Final Closing)  (such average  referred to as the
"Final  Market  Price").  The  number of shares of Common  Stock  issuable  upon exercise  hereunder  ("Warrant  Shares") and the exercise  price of the Warrants granted  hereby  ("Exercise  Price")  are subject to  adjustment  as provided in
Section 3 hereof.  The term "Warrants" means this Warrant and the other warrants of the Company issued in the Company's  private  offering  ("Private  Offering")
made pursuant to the Private Placement Memorandum dated as of January 22, 2001.

            This  Warrant is  subject to the  following  terms,  provisions  and conditions:

1.    Manner of Exercise; Issuance of Certificates; Payment for Shares.

            1.1 Exercise Notice.  Subject to the provisions hereof, this Warrant may be exercised by the Holder hereof,  in whole or in part, by the surrender of this Warrant, together with (i) a completed exercise notice in the form attached hereto as Exhibit 1 ("Exercise  Notice"),  to the Company on or before 5:00 p.m.
New York City time on any  business  day at the  Company's  principal  executive offices (or such other  office or agency of the Company as it may  designate  by notice to the Holder  hereof) and (ii) payment to the Company in cash,  by check or by wire  transfer for the account of the Company,  of the Exercise  Price for each of the Warrant Shares specified in the Exercise Notice.  The Warrant Shares so purchased  shall be deemed to be issued to the Holder hereof or such Holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been so  surrendered,  the completed  Exercise Notice shall have been delivered and payment shall have been made for such shares as set forth above.

            1.2 Delivery of Certificates. Certificates for the Warrant Shares so
purchased, representing the aggregate number of shares specified in the Exercise
Notice,  shall be delivered to the Holder hereof within a reasonable  time,  not exceeding  five business  days,  after this Warrant shall have been so exercised and collection of Holder's  payment.  The  certificates so delivered shall be in such  denominations  as may be  requested  by the  Holder  hereof  and  shall be registered  in the name of such Holder or such other name as shall be designated by such Holder.  If this Warrant shall have been exercised  only in part,  then, unless this Warrant has expired,  the Company shall, at its expense, at the time of  delivery  of  such  certificates,  deliver  to  the  Holder  a  new  Warrant representing  the number of shares with respect to which this Warrant  shall not then have been exercised.

            Subject to Section 1.4 hereof,  upon delivery of an Exercise  Notice and  payment for the  Warrant  Shares to be  purchased  thereby,  the  Company's obligation to deliver certificates for such Warrant Shares shall be absolute and unconditional  and the Company  agrees not to assert  (and hereby  waives to the fullest  extent  permitted by law) any  defenses  against its  obligation  to so deliver  such  certificates.  In the event the  Company  fails to  deliver  such certificates, the Company understands that the Holder will be entitled to pursue actual damages  (whether or not such failure is caused by the Company's  failure to maintain a sufficient number of authorized shares of Common Stock),  and each
Holder shall have the right to pursue all remedies available at law or in equity
(including a decree of specific performance or injunctive relief).

      1.3   Period of Exercise.  This  Warrant  shall be  exercisable  ("Warrant
Period") at any time on or after the date hereof and prior to 5:00 p.m. New York
City time on February 6, 2006 ("Expiration Date").

      1.4   Rights of Recision.  Any  Holder  that  delivers  to the  Company an
Exercise Notice at any time during the period  beginning on the date the Company first mails  notice to the Holders of  Warrants of any  contemplated  "Corporate
Event" (as defined in Section 2.4 hereof) and the day  immediately  prior to the date the  Corporate  Event is to be  effected  or  consummated,  shall  have the absolute  right,  in his  discretion,  if the Corporate Event is not effected or consummated as  contemplated,  to rescind his Exercise  Notice by written notice delivered  to the  Company  within 10 days  after the date on which the  Company delivers notice to such Holder of the cancellation of the Corporate Event.  Such notice of  cancellation  shall be delivered by the Company to each Holder within three days of the cancellation of any contemplated Corporate Event.

2.    Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

      2.1   Shares to be Fully Paid.  All Warrant  Shares will, upon issuance in accordance with the terms of this Warrant,  be validly  issued,  fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

      2.2   Reservation of Shares.  During the Warrant Period, the Company shall at all times have  authorized,  and  reserved  for the purpose of issuance  upon exercise  of this  Warrant,  a  sufficient  number of shares of Common  Stock to provide for the exercise of this Warrant.

      2.3   No Impairment.  The Company will not, by amendment of its charter or
through  a   reorganization,   transfer   of  assets,   consolidation,   merger,
dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to  avoid  the  observance  or  performance  of any of the  terms  to be observed  or  performed  by it  hereunder,  but will at all times in good  faith assist in the  carrying  out of all the  provisions  of this  Warrant and in the taking of all such action as may

reasonably  be  requested  by the Holder of this Warrant in order to protect the exercise  privilege  of the Holder of this  Warrant  against  dilution  or other impairment,  consistent  with the tenor and  purpose  of this  Warrant.  Without limiting the generality of the foregoing,  the Company (i) will not increase the par value of any shares of Common  Stock  receivable  upon the  exercise of this
Warrant  above the  Exercise  Price  then in effect  and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable  shares of Common Stock upon the exercise of this Warrant.

      2.4   Events Requiring Notice to Holders. The Company shall be required to give the notice to a Holder upon one or more of the following events: (i) if the
Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling  them to receive any dividend or  distribution  or (ii) the
Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities  convertible  into or exchangeable for shares of capital stock of the Company,  or any option,  right or warrant to subscribe  therefor,  or (iii) a  dissolution,  liquidation or winding up of the
Company,  or a sale  of all or  substantially  all of its  property,  assets  or business,  or a merger or consolidation with another entity in which the Company is either not the surviving entity or is the surviving entity, but the owners of the Company's voting capital stock  immediately prior to such merger continue to hold at least 50% of the voting securities of the Company after the merger (each such event being  referred to as a "Corporate  Event").  The Company  shall give written notice of such  Corporate  Event to each Holder of a Warrant at least 20 days  prior to the  date  fixed as a  record  date or the  date of  closing  the transfer books for the determination of the stockholders entitled to the benefit of, or to participate in, or to vote on such Corporate Event.  Such notice shall specify  such record date or the date of the closing of the transfer  books,  as the case may be.

3.    Adjustment  Provisions.  During the Warrant Period, the Exercise Price and
the number of Warrant  Shares  issuable  upon  exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 3 and in the introductory paragraph of this Warrant.

      3.1   Exercise Price  Adjustments.  The Exercise Price shall be subject to adjustment from time to time due to:

            3.1.1  Stock  splits,  stock  dividends.  If at any  time  when  any
Warrants are issued and  outstanding,  (i) the number of  outstanding  shares of
Common  Stock,  as a class,  is  increased  by a stock  split,  stock  dividend,
reclassification   or  other  similar   event,   the  Exercise  Price  shall  be
proportionately  reduced;  and (ii) the number of  outstanding  shares of Common
Stock,  as a class,  is  decreased  by a reverse  stock  split,  combination  or reclassification  of shares, or other similar event, the Exercise Price shall be proportionately increased;

            3.1.2 A Reduction in Market Price. If (a)  Shareholder  Approval (as
defined in the Agency Agreement between the Company and  EarlyBirdCapital,  Inc.
dated January 22, 2001 ("Agency  Agreement")) is obtained,  (b) there is a Final
Closing (as defined in the Agency Agreement), and (c) the Final Market Price (as
defined in the Agency  Agreement) is lower than the First Market Price, then the
Warrants to be issued at the Final Closing shall have an exercise price equal to
$0.125  above the Final  Market  Price and the  exercise  price of the  Warrants issued to investors at the First Closing shall be reduced to the same price.

      3.2   Adjustment in the Aggregate  Number of Shares.  Upon each adjustment of the  Exercise  Price  pursuant  to the  provisions  of this  Section  3,  the aggregate  number of Warrant Shares issuable upon the exercise of Warrants shall be adjusted to the nearest  full number by  multiplying  the  Exercise  Price in effect  immediately  prior to such  adjustment  by the number of Warrant  Shares issuable upon exercise of the Warrants  immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

      3.3   Adjustment Due to Mergers, Consolidation,  etc. If, at any time when any Warrants are issued and  outstanding,  there shall be (each of the following being referred to as a "Merger Event") (i) any reclassification or change of the outstanding  shares of Common Stock  (other than a change in par value,  or from par value to no par value,  or from no par value to par value, or as a result of a  subdivision  or  combination  described  in Section  3.1.1  above),  (ii) any consolidation or merger of the Company with any other corporation  (other than a merger in which the Company is the surviving or continuing entity and the owners of the Company's voting capital stock  immediately prior to such merger continue to hold at least 50% of the voting  securities of the Company after the merger),
(iii) any sale or  transfer  of all or  substantially  all of the  assets of the
Company  or (iv) any share  exchange  pursuant  to which all of the  outstanding shares of Common Stock are converted into other securities or property, then the
Holders of Warrants shall  thereafter have the right to receive upon exercise of their  Warrants,  upon the basis and upon the  terms  and  conditions  specified herein and in lieu of shares of Common Stock,  such shares of stock,  securities and other property as would have been issuable or payable in connection with the
Merger  Event with  respect to or in exchange for the number of shares of Common
Stock immediately  theretofore  issuable and receivable upon the exercise of the
Warrants held by such Holders had such Merger Event not taken place,  and in any such case  appropriate  provisions  shall be made with respect to the rights and interests  of the  Holders of the  Warrants  to the effect  that the  provisions hereof (including, without limitation, provisions for adjustment of the Exercise
Price and the  corresponding  number of shares  of Common  Stock  issuable  upon exercise of the Warrants)  shall  thereafter be applicable,  as nearly as may be practicable  in  relation  to any  shares  of  stock  or  securities  thereafter deliverable  upon the  exercise  thereof.  The  Company  shall  not  effect  any transaction described in this Section 3.3 unless (x) each Holder of the Warrants has been mailed written notice of such transaction at least 20 days prior to the record date for the determination of stockholders  entitled to vote with respect thereto,  and  (y) the  resulting  successor  or  acquiring  entity  (if not the
Company) assumes by written instrument the obligations of this subsection 3.1.3.
The above  provisions  shall  similarly  apply to successive  reclassifications, consolidations, mergers, sales, transfers or share exchanges.

      3.4   Adjustment for Other  Events.  If any  event  occurs as to which the foregoing  provisions  of this  Section  3 are not  strictly  applicable  or, if strictly applicable, would not fairly and adequately protect the exercise rights of the Warrants in accordance  with the essential  intent and principles of such provisions,  then the Board of  Directors  shall  make such  adjustments  in the application of such  provisions,  in accordance  with such essential  intent and principles, as shall be reasonably necessary, to protect such exercise rights as aforesaid,  but in no  event  shall  any such  adjustment  have  the  effect  of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of any Warrants.

4.    Limitation on Sales.  Each holder of this Warrant  acknowledges  that this
Warrant and the Warrant Shares have not been registered under the Securities Act of 1933  ("Act")  as of the date of  issuance  hereof  and  agrees  not to sell, pledge,  distribute,  offer for sale,  transfer  or  otherwise  dispose  of this
Warrant,  or any Warrant Shares issued upon its exercise,  in the absence of (i)
an  effective  registration  statement  under the Act as to this Warrant or such
Warrant Shares and registration or qualification of this Warrant or such Warrant
Shares under any applicable  Blue Sky or state  securities law then in effect or
(ii) an opinion of counsel,  satisfactory to the Company, that such registration and qualification are not required.

            Without  limiting  the  generality  of  the  foregoing,  unless  the offering  and sale of the  Warrant  Shares  to be  issued  upon  the  particular exercise of the Warrant shall have been  effectively  registered  under the Act, the Company  shall be under no  obligation  to issue the shares  covered by such exercise unless and until the Holder shall have executed an investment letter in form and substance satisfactory to the Company, including a warranty at the time of such exercise that it is acquiring such shares for its own account,  and will not  transfer the Warrant  Shares  unless  pursuant to an effective  and current registration  statement  under  the Act or an  exemption  from the  registration requirements of the Act and any other  applicable  restrictions,  in which event the  Holder  shall be bound by the  provisions  of a legend or  legends  to such effect which shall be endorsed

upon the certificate(s)  representing the Warrant Shares issued pursuant to such exercise. In such event, the Warrant Shares issued upon exercise hereof shall be imprinted with a legend in substantially the following form:

                "THIS  SECURITY  HAS NOT BEEN  REGISTERED  UNDER THE
                SECURITIES  ACT OF 1933,  AS AMENDED,  OR APPLICABLE
                STATE SECURITIES LAWS, AND MAY NOT BE SOLD,  PLEDGED
                OR  OTHERWISE   TRANSFERRED   WITHOUT  AN  EFFECTIVE
                REGISTRATION  THEREOF  UNDER SUCH ACT OR PURSUANT TO
                AN EXEMPTION FROM THE  REGISTRATION  REQUIREMENTS OF
                SAID  ACT  OR  APPLICABLE   STATE  SECURITIES  LAWS,
                SUPPORTED  BY  AN  OPINION  OF  COUNSEL,  REASONABLY
                SATISFACTORY  TO THE COMPANY AND ITS  COUNSEL,  THAT
                SUCH REGISTRATION IS NOT REQUIRED."

5.    Issue Tax.  The  issuance  of  certificates  for  Warrant  Shares upon the exercise  of this  Warrant  shall be made  without  charge to the Holder of this
Warrant or such  Warrant  Shares for any  issuance tax or other costs in respect thereof,  provided  that the Company  shall not be required to pay any tax which may be payable in respect of any transfer  involved in the issuance and delivery of any certificate in a name other than the Holder of this Warrant.

6.    No Rights or  Liabilities  as  Stockholder.  The  Holders  of  unexercised
Warrants  are not  entitled,  by  virtue  of  being  such  Holders,  to  receive dividends,  to vote,  and except as provided  in Section 2.4 hereof,  to receive notice of stockholders'  meetings or to exercise any other rights  whatsoever as stockholders  of the Company.  No provision of this  Warrant,  in the absence of affirmative  action by the Holder  hereof to exercise  this  Warrant for Warrant
Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof,  shall give rise to any liability of such Holder for the Exercise  Price or as a stockholder  of the Company,  whether such  liability is asserted by the
Company or by creditors of the Company.

7.    Transfer, Exchange, and Replacement of Warrant.

      7.1   Transfer.

            7.1.1  Restriction on Transfer.  This Warrant and the rights granted to the Holder hereof are  transferable,  in whole or in part,  upon surrender of this Warrant,  together with a properly executed assignment in the form attached hereto as  Exhibit  2, at the  office or agency of the  Company  referred  to in
Section 7.5 below.  Until due  presentment  for  registration of transfer on the books of the Company,  the Company may treat the registered Holder hereof as the owner and Holder hereof for all purposes,  and the Company shall not be affected by any notice to the contrary.  Notwithstanding anything herein contained to the contrary,  the Holder agrees and understands  that he shall not sell or offer to sell any  Warrants or Warrant  Shares for a period of 12 months from the date of the First Closing  without the prior written consent of  EarlyBirdCapital,  Inc.
("EarlyBirdCapital").  The Warrant  Shares will be printed with a legend to such effect.  EarlyBirdCapital is a third-party  beneficiary of this Section and this
Section may not be modified or amended  without the prior  written  agreement of
EarlyBirdCapital.

            7.1.2 Exercise or Transfer Without Registration.  If, at the time of the  surrender  of this Warrant in  connection  with any  exercise,  transfer or exchange of this  Warrant,  this Warrant (or, in the case of any  exercise,  the
Warrant Shares issuable hereunder), shall not be registered under the Securities
Act and under  applicable  state  securities  or blue sky laws,  the Company may require, as a condition of allowing such exercise, transfer or exchange that the
Holder or transferee

of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion of counsel shall be reasonably acceptable to the Company)
to the effect  that such  exercise,  transfer or  exchange  may be made  without registration  under the Securities Act and under  applicable state securities or blue sky laws.

      7.2   Warrant  Exchangeable for Different  Denominations.  This Warrant is
exchangeable,  upon the  surrender  hereof by the Holder hereof at the office or agency of the Company referred to in Section 7.5 below, for new Warrants of like tenor of different  denominations  representing  in the  aggregate  the right to purchase the number of Warrant Shares which may be purchased hereunder,  each of such new  Warrants to represent  the right to purchase  such number of shares as shall be designated by the Holder hereof at the time of such surrender.

      7.3   Replacement  of  Warrant.   Upon  receipt  of  evidence   reasonably
satisfactory to the Company of the loss,  theft,  destruction,  or mutilation of this  Warrant and, in the case of any such loss,  theft,  or  destruction,  upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the  Company,  or,  in the  case of any  such  mutilation,  upon  surrender  and cancellation  of this  Warrant,  the Company,  at its expense,  will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      7.4 Cancellation;  Payment of Expenses. Upon the surrender of this Warrant in connection  with any transfer,  exchange or  replacement  as provided in this
Section 7, this Warrant shall be promptly  canceled by the Company.  The Company shall  pay all  taxes  (other  than  securities  transfer  taxes)  and all other expenses  (other  than  legal  expenses,  if  any,  incurred  by the  Holder  or transferees) and charges payable in connection with the  preparation,  execution and delivery of Warrants pursuant to this Section 7.

      7.5  Warrant  Register.  The  Company  shall  maintain,  at its  principal executive  offices (or at the offices of the transfer  agent for the Warrants or such other office or agency of the Company as it may  designate by notice to the
Holder hereof), a register for this Warrant ("Warrant  Register"),  in which the
Company  shall  record  the name and  address  of the  person in whose name this
Warrant has been issued,  as well as the name and address of each transferee and each prior owner of this Warrant.

8.    Registration  Rights. The Holder of this Warrant and/or the Warrant Shares and any  transferee  hereof  and  thereof  is  entitled  to the  benefit of such registration  rights in  respect of the  Warrant  Shares as are set forth in the
Subscription  Agreement  that  has been  entered  into by the  Company  and each subscriber of the Private Offering ("Subscription Agreement").

9.    Redemption.

            9.1 Redemption Rights. The Company may redeem all (but not less than all) of the Warrants at any time, at the price of $.01 per Warrant,  upon notice referred  to in Section  9.2,  provided  that (i) the  Warrant  Shares have been registered for resale by means of the  Registration  Statement as defined in the
Subscription   Agreement  or  any  other   registration   statement;   (ii)  the
Registration  Statement is current and effective at the time the  aforementioned notice is sent and through the  redemption  period;  and (iii) the closing sales price of the Common Stock has been at least 160% of the then  Exercise  Price of the  Warrants for 20  consecutive  days ending  within two business  days of the notice of redemption as referred to in Section 9.2 below.

            9.2 Date Fixed for  Redemption;  Notice of Redemption.  In the event the Company shall elect to redeem all of the  Warrants,  the Company shall fix a date for the  redemption  and mail a notice of  redemption  by first class mail, postage prepaid, not less than 30 days from the date fixed

for  redemption  to the Holders of the  Warrants  at their last  address as they shall appear on the  registration  books. Any notice mailed in the manner herein provided shall be  conclusively  presumed to have been duly given whether or not the  registered  Holder  received such notice.  The Notice of  redemption  shall specify (i) the redemption price, (ii) the date fixed for redemption,  (iii) the place where the Warrant is to be  delivered  and the  redemption  price paid and
(iv) that the right to exercise the Warrant shall terminate at 5:00 P.M. Eastern
Time on the business day immediately  preceding the Redemption  Date. No failure to mail such  notice nor any  defect  therein or in the  mailing  thereof  shall affect the validity of the proceedings for such redemption except as to a Holder
(a) to whom  notice  was not  mailed  or (b)  whose  notice  was  defective.  An affidavit of the  Secretary of the Company  that notice of  redemption  has been mailed  shall,  in the absence of fraud,  be prima  facie  evidence of the facts stated therein.

            9.3  Exercise  After  Notice  of  Redemption.  The  Warrants  may be
exercised  in  accordance  with  Section 1 of this  Agreement  at any time after notice of  redemption  shall have been given by the Company  pursuant to Section
9.2 hereof and until the business day immediately preceding the Redemption Date.
On and after the  redemption  date,  the  Holder of the  Warrants  shall have no further rights except to receive, upon surrender of the Warrants, the redemption price.

10.   Miscellaneous.

      10.1  Notices.  Any notices  required or  permitted  to be given under the terms of this  Warrant  shall be in writing and shall be  sufficiently  given if delivered to the addressees in person by overnight courier service, by confirmed facsimile  or,  if  mailed,  postage  prepaid  certified  mail  (return  receipt requested),  and shall be effective three days after being placed in the mail if mailed,  or upon receipt or refusal of receipt,  if delivered  personally  or by courier or confirmed telecopy,  in each case addressed to a party. The addresses for such communications shall be:

                        If to the Company:

                        QueryObject Systems Corporation
                        One Expressway Plaza
                        Suite 208
                        Roslyn Heights, NY 11577
                        Attn: Daniel M. Pess, Chief Financial Officer
                                     and Executive Vice President
                        Telecopy: (516) 228-8584

                        with a copy to:

                        Olshan Grundman Frome Rosenzweig & Wolosky LLP
                        505 Park Avenue
                        New York, New York  10022
                        (212) 753-7200
                        Attn: David Adler, Esq.

                        Graubard Mollen & Miller
                        600 Third Avenue
                        New York, New York 10016-2097
                        Attn: David Alan Miller, Esq.
                        Telecopy: (212) 818-8881

and if to the  Holder,  at such  address as such Holder  shall have  provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 10.

      10.2 Governing Law; Jurisdiction. This Warrant will be deemed to have been made and  delivered  in New  York  City and  will be  governed  as to  validity, interpretation,  construction,  effect and in all other respects by the internal laws of the State of New York. The Company and the Holder each hereby (i) agrees that any legal  suit,  action or  proceeding  arising out of or relating to this
Warrant shall be instituted  exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of
New York,  (ii) waives any  objection  to the venue of any such suit,  action or proceeding and the right to assert that such forum is not a convenient forum for such  suit,  action  or  proceeding,  and  (iii)  irrevocably  consents  to  the jurisdiction  of the New York State Supreme  Court,  County of New York, and the
United States  District Court for the Southern  District of New York in any such suit,  action or  proceeding  and the  Company  further  agrees  to  accept  and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme  Court,  County of New York or in
the United  States  District  Court for the  Southern  District  of New York and
agrees that service of process  upon it mailed by certified  mail to its address shall be deemed in every  respect  effective  service of process  upon it in any suit, action or proceeding.

      10.3 Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder hereof.

      10.4 Section  Headings.  Section  headings  herein have been  inserted for reference only and shall not be deemed to otherwise affect, in any matter, or be deemed to interpret  in whole or part,  any of the terms or  provisions  of this
Warrant.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                  QUERYOBJECT SYSTEMS CORPORATION

                                  By:
                                     ------------------------------------
                                     Name:  Daniel M. Pess
                                     Title: Executive Vice President and Chief
                                              Financial Officer

                                                                       EXHIBIT 1

Form to be used to exercise Warrant:

                                 EXERCISE NOTICE

QueryObject Systems Corporation
One Expressway Plaza
Suite 208
Roslyn Heights, NY 11577
Attn: Executive Vice President

Date:_________________

            The  undersigned  hereby elects to purchase  ________  shares of the
Common  Stock  of  QueryObject  Systems  Corporation,  pursuant  to terms of the attached  Warrant,  and tenders  herewith  payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

            Please issue the Warrant Shares in accordance with the  instructions given below.

            Please issue a certificate or certificates  representing said shares of the Common Stock in the name of the  undersigned  or in such other name as is specified below:

                                              ------------------------------
                                              Signature

                                              ------------------------------
                                              Print Name

            NOTICE:  THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS
WRITTEN  UPON  THE  FACE OF THE  WITHIN  WARRANT  IN  EVERY  PARTICULAR  WITHOUT
ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name
            ----------------------------------------------------------
                               (Print in Block Letters)

Address
            ----------------------------------------------------------

                                                                       EXHIBIT 2

Form to be used to assign Warrant:

                                   ASSIGNMENT

            (To be executed by the registered Holder to effect a transfer of the within Warrant):

            FOR VALUE RECEIVED, ____________________________________ does hereby sell, assign and transfer  unto______________________________________  a Warrant to  purchase  ______________  shares  of  Common  Stock of  QueryObject  Systems
Corporation  ("Company")  evidenced by the within and does hereby  authorize the
Company to transfer such right on the books of the Company.

Dated: ___________________

                                             ------------------------------
                                             Signature

                                             ------------------------------
                                             Print Name

            NOTICE:  THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS
WRITTEN  UPON  THE  FACE OF THE  WITHIN  WARRANT  IN  EVERY  PARTICULAR  WITHOUT
ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.